UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2007

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

In June 2007, each of Amar Singh, Chief Commercialization Officer of Novacea, Inc. (“Novacea”) Edward C. Albini, Vice President and Chief Financial Officer of Novacea and Ivy Ang, Vice President, Human Resources of Novacea entered into a written trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Singh’s plan authorizes the sale of up to 25,000 shares of common stock of Novacea and ends in January 2008, unless terminated earlier. Mr. Albini’s plan authorizes the sale of up to 50,000 shares of common stock of Novacea and ends in July 2008, unless terminated earlier. Ms. Ang’s plan authorizes the sale of up to 22,142 shares of common stock of Novacea and ends in July 2008, unless terminated earlier. Reports of the details of actual sales under the plans will be filed by the appropriate plan participant in accordance with the Securities and Exchange Commission’s regulations. Each plan participant may from time to time buy or sell Novacea’s securities outside of such participant’s respective plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2007	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer